CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Brandes Investment Trust and to the use of our report dated December 12, 2003 on the financial statements and financial highlights of Brandes Institutional International Equity Fund, a series of shares of Brandes Investment Trust. Such financial statements and financial highlights appear in the 2003 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.





                                                   /s/ TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
February 26,  2004